                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             INTERCORP EXCELLE INC.
-----------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement), if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:________________(A)


       ----------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

   (5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

    ___________________________________________________________________________
   (2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
   (3) Filing Party:

    ___________________________________________________________________________
   (4) Date Filed:

    ___________________________________________________________________________

                             INTERCORP EXCELLE INC.
                                1880 Ormont Drive
                             Toronto, Canada M9L 2V4

                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 11, 2000

TO THE STOCKHOLDERS OF INTERCORP EXCELLE INC.:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Intercorp Excelle Inc. (the "Meeting") will be held at 9:30 A.M. on July 11, 2000 at the offices of Intercorp Excelle Inc. (the "Company"), at 1880 Ormont Drive, Toronto, Ontario, Canada M9L 2V4 for the following purposes:

1. To elect the Board of Directors of Intercorp Excelle Inc. for the ensuing year;

2. To ratify the new appointment of Richter, Usher & Vineberg, Chartered Accountants, as the Company's independent certified public accountants for the ensuing year, and;

3. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

Stockholders of record at the close of business on June 2, 2000 are entitled to notice of and to vote at the meeting.

In order to ensure a quorum, it is important that Stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote, be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the meeting and prefer to vote in person, you can revoke your proxy.

In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

By Order of the Board of Directors,


Arnold Unger
Co-Chairman and Chief Executive Officer

May 30, 2000

                             INTERCORP EXCELLE INC.
                                1880 ORMONT DRIVE
                             TORONTO, CANADA M9L 2V4

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 11, 2000


         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Intercorp Excelle Inc. (the "Company"). It is for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on July 11, 2000 at 9:30 a.m. at the Company's offices at 1880 Ormont Drive, Toronto, Ontario, Canada M9L 2V4, and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This statement, the accompanying Notice of Meeting and form of proxy have been first sent to the Stockholders on or about June 2, 2000.

                  In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

                  All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the stockholders' directions, and unless contrary directions are given, will be voted for the election of directors of the nominees described below.

                             OWNERSHIP OF SECURITIES

         Only stockholders of record at the close of business on June 2, 2000 the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the meeting. As of May 30, 2000 there were issued and outstanding 4,000,761 shares of the Company's common stock.

         Each outstanding share of common stock is entitled to one vote on all matters properly coming before the meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the meeting.

         The following table sets forth certain information as of May 30, 2000 with respect to each beneficial owner of five percent (5%) or more of the outstanding shares of common stock of the Company, each officer and director of the Company and all officers and directors as a group. The table does not include options that have not yet vested or are not exercisable within 60 days of the date hereof.


Name and Address of                 Number of Shares
Beneficial Owner(1)                Beneficially Owned       Percentage of Class
-------------------                ------------------       -------------------

Arnold Unger(2)(8).................  1,796,748                    44.4%

Renee Unger(3)(8)..................  1,841,252                    45.5%

Fred Burke(4)......................     46,500                     1.1%

Lori Gutmann(5)(7).................     24,000                       *

Alysse Unger(6)(7).................     24,000                       *

Karen Unger(7).....................          0                       0

The Unger Family Trust(8)..........    710,000                    17.7%

John Rothschild(9).................     10,000                       *

Taketo Murata(10)..................     10,000                       *

All Officers and Directors as        3,042,500                    72.3%
 a group (7 persons)

-------------------

*   Less than 1%

(1) Unless otherwise indicated, the address is c/o Intercorp Excelle Inc., 1880 Ormont Drive, Toronto, Ontario, Canada M9L 2V4.

(2) Includes 46,500 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan, and 213,235 shares of Common Stock owned by 1239414 Ontario Inc. of which Arnold Unger is the sole shareholder.

(3) Includes 46,500 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan, and 85,294 shares of Common Stock owned by 1239415 Ontario Inc. of which Renee Unger is the sole shareholder.

(4) Includes 46,500 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan.

 (5) Includes 24,000 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan.

 (6) Includes 24,000 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan.

 (7) The Unger Family Trust owns 710,000 shares of Common Stock held in trust for the benefit of Lori Gutmann, Alysse Unger and Karen Unger. Arnold Unger and Renee Unger are trustees of The Unger Family Trust. Under the terms of the trust instrument, the trustees have the power to vote the shares.

 (8) Includes 710,000 shares held by The Unger Family Trust. Arnold Unger and Renee Unger are trustees of The Unger Family Trust, which owns 710,000 shares of Common Stock held in trust for the benefit of Lori Gutmann, Alysse Unger and Karen Unger. Under the terms of the trust instrument, the trustees have the power to vote the shares. Of the 710,000 shares owned by the trust, 529,250 shares of Common Stock are owned by 1239416 Ontario Inc. of which The Unger Family Trust is the sole shareholder.

 (9) Includes 10,000 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan.

(10) Includes 10,000 shares of Common Stock issuable upon exercise of stock options granted under the 1997 Stock Option Plan.


This proxy statement contains certain forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Proxy Statement.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Eight directors are to be elected at the Meeting to hold office until the next meeting of stockholders or until their successors have been duly elected and qualified. The election of directors requires the affirmative vote of at least the majority of shares of common stock present or represented at a meeting at which a quorum is present or represented.

         The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three stockholders, in which event the number of directors shall not be less than the number of stockholders permitted by statute. The authorized number is presently eight. There are no agreements with respect to the election of directors. The Company's independent directors receive Cdn$750 for each board or committee meeting which they attend. Currently, there is no other compensation to any other director for acting in such capacity.

                            Stockholder Vote Required

         The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the election of directors.

      The Board of Directors recommends a vote for election to the Board of Directors of the Company of each of the Nominees

Name                    Age      Position
----                    ---      --------

Arnold Unger            62       Chief  Executive Officer and Co-Chairman

Renee Unger             57       President and Co-Chairman

Fred Burke              42       Chief Operating Officer, Chief Financial
                                 Officer, Secretary and Director

Lori Gutmann            30       Director of Marketing and Director

Alysse Unger            33       Director of  New Business Development
                                  and Director

John Rothschild         50       Director

Taketo Murata           62       Director

Karen Unger             29       Director

         Directors are elected to serve until the next meeting of stockholders and until their successors are duly elected and qualified. Meetings of stockholders of the Company will be held on an annual basis. However, if at any time an annual meeting is not held for the election of directors, the then current directors will continue to serve until their successors are duly elected and qualified. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority vote of Directors then in office. Officers are appointed by, and serve at the discretion of, the Board of Directors.

         Set forth below is a biographical description of each director and executive officer of the Company based on information supplied by each of them.

         Arnold Unger is a co-founder of the Company and has been its Chief Executive Officer since 1987. Prior to founding the Company, he worked in the marketing industry and was the President of Global Incentives from 1970 until he sold the company in 1973, working with such clients as General Foods, Carnation and Heinz. From 1973 to 1984, he was with Aztec Building Corp. and Vantage Building Corp. as Sales and Marketing Manager. He has lectured extensively on Sales and Marketing at various universities in Canada. Arnold Unger has received several awards of industry distinction, including a Gold Award at the Canadian Awards for Business Excellence and the Chamber of Commerce Award for Best Small Company in Toronto. Mr. Unger heads the company in its Sales and Marketing endeavors and participates in the administration, production and all financial matters.

         Renee Unger is a co-founder of the Company and has been its President since 1985. She is the creator of all of the Company's original recipes. She has been well recognized in the industry by receiving many outstanding awards, including Entrepreneur of the Year, Woman of the Year, Gold Medal at the Canadian Business Excellence Awards in 1988, North York Chamber of Commerce Business Woman of the Year, and Ontario Chamber of Commerce Award of Merit. She lectures extensively and has been featured in many newspaper articles and on national television in the series entitled "Women of Success" she has been the keynote speaker at several business and industry dinners and conferences, and has made television appearances on cooking and daytime programs. Renee Unger was also listed in the Canadian Report on Business. She was 22nd on the list of the 100 Top Women Entrepreneurs in Canada for 1998. Ms. Unger continues to head the Company's Research and Development department, and Quality Control departments, as well as participate in the administration of the Company.

         Fred Burke joined the Company in 1994 as the Chief Operating Officer. He is also Chief Financial Officer, Director of the Company and Secretary. He is a Certified General Accountant (CGA), and is currently a member of the Board of Governors of the Certified General Accountants of Ontario. From 1987 to 1994 until he joined the Company, he held increasing roles of responsibility at Effem Foods Ltd. Prior to that he was the Manager of cost accounting for Robinhood Multifoods, Inc. and an accountant for Canadian General Electric Company beginning in 1980. Mr. Burke earned an Honors Degree in Accounting from McMaster University in Hamilton, Ontario. He conducts seminars on personal and business strategic planning. He holds positions on the Certified General Accountant board committees and lectures on accounting and business development to business groups and at local universities.

         Lori Gutmann has been with the Company since its inception in 1985 and joined the Company full time in 1990. Her role with the Company is that of Marketing Director for Intercorp Excelle Foods Inc. She earned a Diploma in Marketing Management and a Bachelor Degree in Business Management (BBM) from Ryerson University in Toronto. In addition to her many extra curricular activities, she is past President of her chapter in Hadassah WIZO (Women's International Zionist Organization).

         Alysse Unger has been with the Company since inception. Currently, she is the Director for New Business Development and her focus is building the Renee's Gourmet Brand in the United States. Alysse has had vast experience in many areas of the company and has held other senior positions in the past. She has her B.A. in Sociology from York University and her Business Studies Certificate. She also studied FoodScience and using her FoodScience background, developed many award winning salad dressings and sauces for the Company. She has also been the key note speaker for numerous events and volunteers for different charities.

         John Rothschild has been a director of the Company since June 1997. Since 1994, he has been the President and Chief Executive Officer of Prime Restaurant Group, Inc., a holding company of restaurant chains. From 1984 to 1994, he was President of Rothschild Holding Limited. From 1980 to 1984, he was Assistant Vice President of CEMP Investments, Ltd. From 1978 to 1980, he was a partner at Rothschild & Muskat. Prior to that, he was a senior field auditor for Price Waterhouse in Toronto and Milan, Italy. Mr. Rothschild, who is also a chartered accountant, earned a Bachelor of Arts degree from the University of Toronto and an MBA from University of Western Ontario.

         Taketo Murata has been a director of the Company since August 1997. From 1992 to 1998, Mr. Murata was President International of ConAgra Grocery Products Companies/Hunt-Wesson, Inc. Mr. Murata held other senior executive positions with ConAgra/Hunt-Wesson including Vice President International since 1990, Chairman of V-H Foods since 1985 and President of Hunt-Wesson Canada from 1973 to 1998. Mr. Murata earned a Bachelor of Science in Psychology from McGill University and a Masters Degrees in Psychology and Sociology from Yale University.

         Karen Unger has been a director of the Company since January 2000. Since 1998, she has practiced criminal law as an Associate with Gold & Fuerst, Barristers in Toronto, Canada. In 1996, she obtained her Bachelor of Laws degree from Osgoode Hall Law School in Toronto, and in 1992, obtained an undergraduate degree in Mathematics and Statistics from the University of Western in London Ontario. Miss Unger is also a member of the Criminal Lawyers Association since 1998.

         Lori Gutmann, Alysse Unger and Karen Unger are daughters of Arnold Unger and Renee Unger. The term of office of each Director is until the next annual meeting of stockholders and until a successor is elected and qualified or until the Director's earlier death, resignation or removal from office. Executive officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

         For the period of three years after October 9, 1997, the effective date of its registration statement filed in connection with its initial public offering, the Company has agreed to invite a designee of Sharpe Capital, Inc., the managing underwriter of the Company's initial public offering, to attend all meetings of the Board of Directors, but such designee will not be entitled to vote or be compensated.

Committees and Meetings of the Board of Directors

         The Board has an Audit Committee comprised of John Rothschild, Taketo Murata and Fred Burke. The Audit Committee is responsible for reviewing the Company's independent certified public accountants, along with the scope and results of their audits. It also reviews with the independent certified public accountants and management, the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff.

         The Board has a Compensation Committee comprised of John Rothschild, Taketo Murata and Renee Unger. The Compensation Committee is responsible for establishing and reviewing the appropriate compensation of directors and officers of the Company and reviewing employee compensation plans.

         During the fiscal year ended January 31, 2000, the Company's Board of Directors met four times, at which the majority of the Directors were present, the Audit Committee met April 26, 2000, at which each of John Rothschild, Taketo Murata, Arnold Unger, Renee Unger and Fred Burke were present. The Compensation Committee met October 21, 1999 and again on April 26, 2000, at which each of John Rothschild, Taketo Murata, Arnold Unger, Renee Unger and Fred Burke were present.

                             Executive Compensation

                           Summary Compensation Table

         The following table sets forth all cash compensation for services rendered in all capacities to the Company, for the fiscal years ended January 31, 2000, January 31, 1999 and January 31, 1998 paid to the Company's Chief Executive Officer, and the two other most highly compensated executive officers (the Named Executive Officers) at the end of the above fiscal years whose total annual salary plus bonus exceeded $USD100,000 per annum.

--------------------------------------------------------------------------------------------------------------------------

            Name and                 Year/           $USD                       Restricted                      $USD
            Principal                Period         Annual           $USD          Stock       Options/        Other
            Position                 Ended       Compensation        Bonus        Awards         SARs       Compensation
            --------                 -----       ------------        -----        ------         ----       ------------
--------------------------------------------------------------------------------------------------------------------------
Arnold Unger, Co-Chairman             2000         $140,000        $17,858           0            0           $14,048
and Chief Executive                   1999          135,000         14,048           0            0            14,048
Officer(1)....................        1998          135,000         14,048           0            0            14,048
--------------------------------------------------------------------------------------------------------------------------
Renee Unger, Co-Chairman and          2000         $140,000        $17,858           0            0           $14,048
President(2)..................        1999          135,000         14,048           0            0            14,048
                                      1998          135,000         14,048           0            0            14,048
--------------------------------------------------------------------------------------------------------------------------
Fred Burke, Chief Operating           2000         $ 90,000        $17,858           0            0           $10,536
Officer and Chief Financial           1999           85,000         14,048           0            0            10,536
Officer(3)....................        1998           85,000         14,048           0            0            10,536
--------------------------------------------------------------------------------------------------------------------------

Options to Named Executive Officers

         The following tables set forth certain information with respect to all outstanding options issued during fiscal 2000 to the Company's Named Executive Officers.

                                                                                   Potential Realizable
                                                                                     Value at Assumed
                     Number of                                                        Annual Rates of
                     Securities      % of Total                                         Stock Price
                     Underlying      Options Granted  Exercise                       Appreciation for
                     Options         to Employees     Price         Expiration          Option Term
Name of Holder       Granted         in Fiscal Year   ($/Share)     Date           5%($)       10%($)
--------------       ----------      ---------------  ---------     ----------     -----       ------
Arnold Unger         4,000           7.1%             $1.00         5/1/09         $3,144      $7,968
Renee Unger          4,000           7.1%             $1.00         5/1/09         $3,144      $7,968
Fred Burke           4,000           7.1%             $1.00         5/1/09         $3,144      $7,968

Ten-Year Option Repricing

         The following table sets forth certain information with respect to option repricings during the past ten years for the Company's Named Executive Officers. The purpose of the option repricings in fiscal 2000 was to provide additional incentives to certain employees, officers and directors of the Company in a manner consistent with industry practices. The option repricings were approved by the Compensation Committee of the Company's Board of Directors.

                                                   Market
                                                   Price of       Exercise                  Length of
                                 Number of         Stock at       Price at                  Original
                                 Securities        Time of        Time of                   Option Term
                                 Underlying        Repricing or   Repricing or   New        Remaining
                                 Options Repriced  Amend-         Amend-         Exer.      at Date of
                                 or Amended        ment           ment           Price      Repricing or
Name of Holder        Date       (#)               ($)            ($)            ($)        Amendment
--------------        ----       ---               ---            ---            ---        ---------
Arnold Unger          9/1/99       42,500          1.00           3.50           1.00       7 years
                      9/1/99        4,000          1.00           1.25           1.00       10 years
Renee Unger           9/1/99       42,500          1.00           3.50           1.00       7 years
                      9/1/99        4,000          1.00           1.25           1.00       10 years
Fred Burke            9/1/99       42,500          1.00           3.50           1.00       7 years
                      9/1/99        4,000          1.00           1.25           1.00       10 years

Aggregated Option Exercises in Last Fiscal Year and Option Year End Values (1)

                                                                                               Value of Unexercised
                           Shares                                                             In-the-Money Options at
                         Acquired on       Value      Number of Unexercised Options at          FY-End Exercisable/
Name                    Exercise (#)      Realized    FY-End Exercisable/Unexercisable            Unexercisable
----                    ------------      --------    --------------------------------        -----------------------
Arnold Unger                  0              0                46,500/0                              $1,451/0
Renee Unger                   0              0                46,500/0                              $1,451/0
Fred Burke                    0              0                46,500/0                              $1,451/0

(1) The closing bid price of a share of the Company's Common Stock at January 31, 2000, was $1.0312.

EMPLOYMENT AGREEMENTS

         Arnold Unger and Renee Unger each have employment agreements with the Company. Arnold Unger serves as Chief Executive Officer and Vice President of Sales and Marketing at an annual salary of USD$140,000. Renee Unger serves as President, Vice President of Research and Development and Quality Control at an annual salary of USD$140,000.

         The employment agreements with each of Arnold Unger and Renee Unger provide that upon the death of any of the two employees that two years full salary will be paid to a designee of the employee. They also provide for reimbursement of reasonable business expenses and their respective salaries for the remainder of the term of the agreement in the event of disability.

         Each of the above officers is entitled to bonuses based on achieving sales and profitability as predetermined by the Board or Compensation Committee and other subjective criteria as determined by the Board or Compensation Committee.

         Arnold Unger and Renee Unger shall each receive USD$14,048 per year additional compensation including a car allowance, insurance, retirement savings matched contributions, and other perquisites.

         Based upon any wrongful termination, which includes changes in control of the Company (through an acquisition where any person acquires or announces a tender offer or exchange for 25% of the Company, a sale of substantially all of the assets or merger, acquisition of the Company or its consolidation with another, or certain types of board changes), the Company shall pay the above, a lump sum payment, based upon his or her then compensation, including benefits and perquisites, from such termination. Such payment shall be the balance of their respective compensation for the remainder of the term. If the payment is in excess of USD$100,000, then such excess shall be payable in equal quarterly payments with interest at the legal rate. The employment agreements also contain non-compete provisions.

STOCK OPTION PLAN

         In May 1997, the board of directors and shareholders adopted the Intercorp Excelle Inc. Stock Option Plan (the "1997 Plan"), pursuant to which 500,000 shares of Common Stock are reserved for issuance.

         The 1997 Plan will be administered by the compensation committee or the Board of Directors, who determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of the options and the option exercise price.

         The 1997 Plan is for a period for ten years, expiring in May, 2007. Options may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. Options granted under the 1997 Plan may be exercisable for up to ten years, may require vesting, and shall be at an exercise price all as determined by the board. Options are non-transferable except by the laws of descent and distribution or a change in control of the Company, as defined in the 1997 Plan, and are exercisable only by the participant during his or her lifetime. Change in control includes (i) the sale of substantially all of the assets of the Company and merger or consolidation with another, or (ii) a majority of the board change other than by election by the shareholders pursuant to board solicitation or by vacancies filled by the board caused by death or resignation of such person.

         If a participant ceases affiliation with the Company by reason of death, permanent disability or retirement at or after age 70, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other termination gives the participant three months to exercise, except for termination for cause which results in immediate termination of the option.

         Options granted under the 1997 Plan, at the discretion of the compensation committee or the board, may be exercised either with cash, Common Stock having a fair market equal to the cash exercise price, the participant's personal recourse note, or with an assignment to the Company of sufficient proceeds from the sale of the Common Stock acquired upon exercise of the Options with an authorization to the broker or selling agent to pay that amount to the Company, or any combination of the above.

         The exercise price of an option may not be less than the fair market value per share of Common Stock on the date that the option is granted in order to receive certain tax benefits under the Income Tax Act of Canada (the "ITA"). The exercise price of all future options will be at least 85% of the fair market value of the Common Stock on the date of grant of the options. A benefit equal to the amount by which the fair market value of the shares at the time the employee acquires them exceeds the total of the amount paid for the shares or the amount paid for the right to acquire the shares shall be deemed to be received by the employee in the year the shares are acquired pursuant to paragraph 7(1) of the ITA. Where the exercise price of the option is equal to the fair market value of the shares at the time the option is granted, paragraph 110(1)(d) of the ITA allows a deduction from income equal to one quarter of the benefit as calculated above. If the exercise price of the option is less than the fair market value at the time it is granted, no deduction under paragraph 110(1)(d) is permitted. Options granted to any non-employees, whether directors or consultants or otherwise will confer a tax benefit in contemplation of the person becoming a shareholder pursuant to subsection 15(1) of the ITA.

         Options may not be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only the optionee.

         Options under the 1997 Plan must be issued within ten years from the effective date of the 1997 Plan.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 1997 Plan.

         The 1997 Plan may be terminated or amended at any time by the board of directors, except that the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1997 Plan may not be increased without the consent of the shareholders of the Company.

         In May 1997, the Board granted 200,000 Options under the 1997 Plan to five individuals, including officers, directors and key employees. The Options are exercisable at $1.00 per share for ten years expiring May 1, 2007, all of which are currently exercisable.

         In April 1998, the Board granted 30,000 Options under the 1997 Plan to key management employees and 5,000 options to the Board's outside directors.

         In July 1998, 32,500 options were exercised and sold by the five Directors.

         In May 1999 the board granted 10,000 options to the outside directors and in April 1999, 26,500 options to employees and 20,000 to five directors.

         In September 1999, the board approved a revision to the exercise price of all outstanding stock options granted to employees, and key directors to $1.00 per option.

         In April 2000 the board granted 35,000 options to employees and 68,500 options to key directors, including 12,000 options to the three outside directors.

                              CERTAIN TRANSACTIONS

         Arnold Unger, Chief Executive Officer and Co-Chairman of the Board and Renee Unger, President and Co-Chairwoman of the Board, each have loaned to Excelle Brands Food Corporation, a subsidiary of the Company $76,200 in March and July, 1994. These loans bear interest at the prime interest rate and are without any specific repayment terms. The Company believes that the loans were made on terms no less favorable to the Company than terms for similar loans from unaffiliated parties. All future transactions and loans between the Company and its officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.

         The loans are also subordinated to credit facilities which the Company has with National Bank of Canada ("NBC"). As at January 31, 2000, the NBC credit facility consisted of a USD$667,000 revolving demand loan, USD$1,536,900 in non-revolving demand loans, all bearing interest at the banks prime rate plus
 .75% to 1.5% and a $350,000 U.S. currency forward contract. The NBC credit facility is secured with the assets of the Company subject only to prior encumbrances on specific fixed assets which are senior to NBC. NBC also holds all the voting equity of the subsidiary companies of the Company. Voting control of the Company must remain with the Ungers, including their family trusts and children, absent NBC's prior written consent.

         During the year ended January 31, 2000, the Company derived revenues of approximately USD$750,000 from sale of its products to Prime Restaurants, of which John Rothschild, a director of the Company, is the Chief Executive Officer and a significant shareholder.

                             Section 16(a) Reporting

         Under the securities laws of the United States, the Company's directors, its executive and certain other officers, and any persons holding ten percent or more of the Company's Common Stock must report on their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.'s Automated Quotation System. Specific due dates for these reports have been established. During the year ended January 31, 2000, the Company believes all reports for all transactions were filed on a timely basis.

                                   PROPOSAL 2

      RATIFICATION OF SCHWARTZ, LEVITSKY, FELDMAN, CHARTERED ACCOUNTANTS,
           AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has unanimously approved and unanimously recommends that the stockholders approve the appointment of Richter, Usher & Vineberg, Chartered Accountants as the Company's independent certified public accountants for the ensuing year. A member of Richter, Usher & Vineberg, Chartered Accountants will be available to answer questions and will have the opportunity to make a statement if he or she so desires at the Annual Meeting of Stockholders.

Stockholder Vote Required

         Ratification of the appointment of Richter, Usher & Vineberg, Chartered Accountants as independent certified public accountants will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

      The Board of Directors recommends a vote for the ratification of the appointment of Richter, Usher & Vineberg, Chartered Accountants as the
              Company's independent certified public accountants.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting, which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgement.


                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              STOCKHOLDER PROPOSALS

         In order to be included in the materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before April 30, 2001.

     ANNUAL AND QUARTERLY REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION

         The Annual Report on Form 10-KSB for the year ended January 31, 2000 as filed with the Securities and Exchange Commission will be made available to stockholders free of charge by writing to 1880 Ormont Drive, Toronto, Ontario, Canada M9L 2V4, Attention: Corporate Secretary.

By Order of the Board of Directors,


Arnold Unger
Co-Chairman and Chief Executive Officer

    GENERAL PROXY - ANNUAL MEETING OF STOCKHOLDERS OF INTERCORP EXCELLE INC.

         The undersigned hereby appoints Arnold Unger, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intercorp Excelle Inc., to be held at Intercorp Excelle Inc., 1880 Ormont Drive, Toronto, Ontario, M9L 2V4 on July 11, 2000 at 9:30 a.m. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated May 30, 2000 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

This Proxy is solicited on behalf of Intercorp Excelle Inc.'s Board of Directors.

1. To elect directors to hold office for the ensuing year.

   - Arnold Unger   - Renee Unger       - Fred Burke   - Lori Gutmann

   - Alysse Unger   - John Rothschild   - Taketo Murata   - Karen Unger

          [ ] FOR ALL NOMINEES    [ ] WITHHELD FOR ALL NOMINEES

   INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below:

   --------------------------------------------------------------------------
2. To ratify the appointment of Richter, Usher & Vineberg, Chartered Accountants, as the Company independent certified public accountants for the ensuing year.


          [ ] FOR                 [ ] AGAINST         [ ] ABSTAIN



3. In their discretion, upon such other matters that may properly come before the meeting, or any adjournments thereof.
   --------------------------------------------------------------------------


                 (Continued and to be signed on the other side)

(Continued from other side)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.



                      Date:_________________________________, 2000


                      __________________________________________________________
                                     (Print name of Stockholder)


                      __________________________________________________________
                                     (Print name of Stockholder)


                      __________________________________________________________
                                              Signature


                      __________________________________________________________
                                              Signature

                      Number of Shares _________________________________________

                      Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.